                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                                CTS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                CTS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

[CTS CORPORATION LOGO]

                          [CTS CORPORATION LETTERHEAD]

                                 March 20, 2000

Dear CTS Shareholder:

     You are cordially invited to attend the 2000 Annual Meeting of Shareholders of CTS Corporation. The meeting will be held on Friday, April 28, 2000, at 9:00 a.m. Eastern Standard Time at CTS' Corporate Office, 905 West Boulevard North, Elkhart, Indiana 46514.

     The official notice of meeting, proxy statement and form of proxy are enclosed. We hope you will attend the meeting in person. Whether you plan to attend the meeting or not, we encourage you to read this proxy statement and vote your shares. The vote of every shareholder is important.

     We look forward to seeing you at the meeting.

                                         /s/ JOSEPH P. WALKER
                                         Joseph P. Walker
                                         Chairman of the Board
                                         President and Chief
                                         Executive Officer

                             [CTS CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 2000

To CTS Shareholders:

     The Annual Meeting of Shareholders of CTS Corporation will be held at 9:00 a.m. Eastern Standard Time, Friday, April 28, 2000, at the CTS Corporate Office, 905 West Boulevard North, Elkhart, Indiana 46514.

     Only shareholders of record at the close of business on March 10, 2000 may vote at this meeting or any adjournments that may take place. At the meeting, we will:

     1. Elect a Board of Directors;

     2. Attend to other business properly presented at the meeting.

     Your Board of Directors recommends that you vote in favor of the election of directors, as described in this proxy statement.

                                       By Order of the Board of Directors,

                                       /s/ JEANNINE M. DAVIS LOGO
                                       Jeannine M. Davis
                                       Secretary
March 20, 2000

                            YOUR VOTE IS IMPORTANT.
            PLEASE DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY,
           WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             [CTS CORPORATION LOGO]

                                PROXY STATEMENT
                          ---------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 28, 2000

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of CTS Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held on Friday, April 28, 2000. Following is important information in a question-and-answer format regarding the Annual Meeting and this proxy statement.

Q:  WHAT MAY I VOTE ON?

A:  The election of nominees to serve on our Board of Directors.

Q:  HOW DOES THE BOARD RECOMMEND I VOTE?

A:  The Board recommends a vote FOR each of the nominees.

Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: Although we do not know of any business to be considered at the 2000 Annual Meeting other than as described in this proxy statement, if any other business is presented at the Annual Meeting, your signed proxy card gives authority to Joseph P. Walker, CTS' Chairman, President and Chief Executive Officer, and Jeannine M. Davis, CTS' Executive Vice President Administration and Secretary, to vote on those matters at their discretion.

Q:  HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

A: Assuming that at least a majority of shares are present at the Annual Meeting, the eight director-nominees receiving the most votes will be elected. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for the eight nominees unless the proxy contains contrary instructions. Abstentions, broker non-votes and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes.

Q:  WHO IS ENTITLED TO VOTE?

A: Shareholders as of the close of business on March 10, 2000 (the Record Date) are entitled to vote at the Annual Meeting. As of the Record Date, 27,836,506 shares of CTS common stock were issued and outstanding. Every shareholder of common stock is entitled to one vote for each share of common stock held on the Record Date.

Q:  HOW DO I VOTE?

A: Sign and date each proxy you receive and return it in the prepaid envelope. If you return your signed proxy but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director-nominees. You have the right to revoke your proxy any time before the meeting by:

     (1) notifying CTS' Secretary;

     (2) returning a later-dated proxy card; or

     (3) voting in person at the meeting.

Q:  WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It means you hold shares registered in more than one account. Sign and return all proxies you receive to ensure that all your shares are voted.

Q:  HOW MUCH DID THIS PROXY SOLICITATION COST?

A: Georgeson & Co., Inc. was hired to assist in distribution of proxy materials and solicitation of votes for $5,000, plus their reasonable expenses. We also reimburse banks, brokers and other custodians, fiduciaries and nominees for their costs of sending proxy and solicitation materials to our shareholders.

Q:  WHEN ARE SHAREHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING DUE?

A: All shareholder proposals to be considered for inclusion in next year's proxy statement must be submitted in writing to the Secretary of CTS at the CTS Corporate Office by November 20, 2000. In addition, CTS' advance notice bylaw provisions require that to be presented from the floor of the 2001 Annual Meeting, any shareholder proposal, including the nomination of a candidate for director, must be submitted in writing to the CTS Corporate Office no earlier than December 15, 2000 and no later than February 1, 2001. Certain information is required to be included with shareholder proposals. This information is described in CTS' bylaws. Copies of the bylaws may be obtained free of charge from the CTS Secretary.

                            PROPOSAL YOU MAY VOTE ON

ELECTION OF DIRECTORS

There are eight nominees for election. Detailed information on each is provided on pages 5 and 6. All directors are elected annually and serve a one-year term.

        YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THESE DIRECTOR-NOMINEES

                             ELECTION OF DIRECTORS

                      NOMINEES FOR THE BOARD OF DIRECTORS

WALTER S. CATLOW                                             Director since 1999
Age 55

Mr. Catlow is President, Ameritech Cellular Services and an officer of Ameritech, a wireless communications service provider. During the past five years, Mr. Catlow has served in his present capacities and as President, Ameritech International, and Senior Vice President, Ameritech. Mr. Catlow is a member of the Compensation and Nominating Committees of the Board.

LAWRENCE J. CIANCIA                                          Director since 1990
Age 57

Mr. Ciancia is a partner in Corporate Development International, a corporate search firm specializing in mergers, acquisitions and divestitures. During the past five years he served as Vice President, Growth & Development, of Uponor U.S., a supplier of PVC pipe products, speciality chemicals and PVC compounds, and President and Chief Operating Officer of Uponor ETI Company, formerly Concorde Industries, Inc. Mr. Ciancia is a member of the Audit and Finance Committees and Chairman of the Compensation Committee of the Board.

THOMAS G. CODY                                               Director since 1998
Age 58

Mr. Cody is Executive Vice President, Legal and Human Resources, of Federated Department Stores, Inc. Mr. Cody is a member of the Compensation Committee and Chairman of the Nominating Committee of the Board.

GERALD H. FRIELING, JR.                                      Director since 1982
Age 69

Mr. Frieling is Vice Chairman of the Board of Tokheim Corporation, a manufacturer of petroleum dispensing equipment, systems and control devices, and President of Frieling and Associates, a consulting firm. Previously he served as Chairman of the Board and Chief Executive Officer of Tokheim Corporation. Mr. Frieling is a member of the Compensation, Finance and Nominating Committees and Chairman of the Audit Committee of the Board.

ROGER R. HEMMINGHAUS                                         Director since 2000
Age 63

Mr. Hemminghaus is Chairman Emeritus of Ultramar Diamond Shamrock Corporation and Chairman of the Federal Reserve Bank of Dallas. Previously, Mr. Hemminghaus served as Chairman and Chief Executive Officer of Ultramar Diamond Shamrock Corporation and as President and Chief Executive Officer of Diamond Shamrock Corporation. Mr. Hemminghaus is a member of the Audit and Finance Committees of the Board. Mr. Hemminghaus is also a director of billserv.com, Luby's, Inc. and New Century Energies.

ROBERT A. PROFUSEK                                           Director since 1998
Age 50

Mr. Profusek is a Partner and Head of the Transactions Practice Group of Jones, Day, Reavis & Pogue, a global law firm. He is a member of the Audit and Nominating Committees of the Board. Mr. Profusek is also a director of Law.com.

JOSEPH P. WALKER                                             Director since 1987
Age 61

Mr. Walker is Chairman of the Board, President and Chief Executive Officer of CTS. He is also a member of the Nominating Committee of the Board.

RANDALL J. WEISENBURGER                                      Director since 1999
Age 41

Mr. Weisenburger is Chief Financial Officer of Omnicom Group, Inc., an international advertising company. Previously, Mr. Weisenburger was President and Chief Executive Officer of Wasserstein Perella Management Partners, Inc. Mr. Weisenburger is a member of the Audit Committee and Chairman of the Finance Committee of the Board.

            YOUR BOARD RECOMMENDS A VOTE FOR EACH OF THESE DIRECTORS

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During 1999 the Board of Directors held six meetings. Each director attended 100% of the meetings of the Board of Directors and the committees of which he was a member in 1999.

                            COMMITTEES OF THE BOARD

AUDIT COMMITTEE

    Members: Directors Ciancia, Frieling, Hemminghaus, Profusek and Weisenburger
     Number of Meetings in 1999: Five
    Functions:

      -- Recommends appointment of independent auditors and oversees their activities

      --  Reviews audit reports and related financial matters

COMPENSATION COMMITTEE

    Members: Directors Catlow, Ciancia, Cody and Frieling
     Number of Meetings in 1999: Four
    Functions:

      --  Establishes executive compensation

      -- Administers the CTS Corporation Management Incentive Bonus Plan, the CTS Corporation 1988 Restricted Stock and Cash Bonus Plan and the CTS Stock Option Plans

FINANCE COMMITTEE

    Members: Directors Ciancia, Frieling, Hemminghaus and Weisenburger
     Number of Meetings in 1999: Two
    Functions:

      -- Reviews and approves all capital project appropriation requests between $1 million and $5 million

      -- Reviews and recommends Board action on all capital project appropriation requests exceeding $5 million

      -- Reviews and recommends Board action concerning financing arrangements, tax strategies, dividend policies and similar matters

NOMINATING COMMITTEE

    Members: Directors Catlow, Cody, Frieling, Profusek and Walker
     Number of Meetings in 1999: One
    Functions:

      --  Recommends candidates for membership on the Board

                             DIRECTOR COMPENSATION

     Employee directors receive no additional compensation for serving on the Board of Directors or Board Committees.

     Non-employee directors receive the following fees for their service on the
Board:

 --  Annual Board Retainer..................................    $17,500
 --  Annual Retainer for each Committee.....................    $ 2,500
 --  Meeting Fee for each Board or Committee Meeting
     attended in person.....................................    $ 1,500
 --  Meeting Fee for each Board or Committee Meeting
     attended by telephone..................................    $   750
 --  Meeting Fee for subsequent meetings attended on the
     same day...............................................    $   750

     In 1990 CTS adopted the CTS Corporation Stock Retirement Plan for Non-employee Directors. Under that plan, a deferred stock account is established for each non-employee director. On January 1st of each year, 800 common stock units are credited to each non-employee director's account in the plan. Each account is also credited with common stock units when credits equivalent to cash dividends on the shares in an account aggregate an amount equal to the value of a share of common stock on a dividend payment date. Deferred common stock units are distributable as of January 1st of the year after the director leaves the Board of Directors. CTS expended $361,800 in 1999 for the common stock units credited to the deferred stock accounts of non-employee directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Profusek is a Partner and Head of the Transactions Practice Group of Jones, Day, Reavis & Pogue, a law firm which CTS has retained for specific legal services and litigation, on a case by case basis, for over five years.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires CTS' directors, executive officers and certain persons who own more than 10% of CTS' common stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of CTS common stock. Executive officers, directors and greater than 10% shareholders are required to furnish CTS with copies of all Section 16(a) reports they file.

     CTS believes that all required Section 16(a) filings were made in 1999.

              DIRECTORS' AND OFFICERS' INDEMNIFICATION AGREEMENTS

     CTS has entered into Indemnification Agreements with each of its executive officers and directors, which provide that CTS will indemnify each of them to the fullest extent allowed by CTS' bylaws of the Corporation and the Indiana Business Corporation Law, in the event that he or she was or is made a party or threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is an executive officer or director of CTS. The indemnification agreements provide indemnification for acts occurring prior to the execution of the agreements.

                            STOCK PERFORMANCE GRAPH

                   COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

     The following graph compares the cumulative total shareholder return on CTS common stock with Standard & Poor's 500 Stock Index and the Technology 500 Stock Index for the years 1995 through 1999. The graph assumes that $100 was invested on December 31, 1994 in each of CTS common stock, the S&P 500 Stock Index and the Technology 500 Stock Index.

                      VALUE OF $100 INVESTED DECEMBER 1994
                COMPARATIVE OF FIVE-YEAR TOTAL CUMULATIVE RETURN
[STOCK PERFORMANCE GRAPH]

                                                        CTS CORP.                    S&P 500                 TECHNOLOGY-500
                                                        ---------                    -------                 --------------
1994                                                       100                         100                         100
1995                                                       139                         138                         144
1996                                                       159                         169                         204
1997                                                       361                         226                         258
1998                                                       495                         290                         446
1999                                                      1721                         351                         781

------------------------------------------------------------------------------------------------------
                Growth in Value                     1994    1995    1996    1997    1998     1999
------------------------------------------------------------------------------------------------------
 CTS Corporation                                    $100    $139    $159    $361    $495    $1,721
 S&P 500                                            $100    $138    $169    $226    $290    $  351
 Technology-500                                     $100    $144    $204    $258    $446    $  781
------------------------------------------------------------------------------------------------------

                          STOCK OWNERSHIP INFORMATION

     As of March 3, 2000, no person was known by CTS to beneficially own 5% or more of CTS' Common Stock.

                     DIRECTORS' & OFFICERS' STOCK OWNERSHIP

     The following table shows how much CTS common stock each Named Executive Officer and director-nominee owned as of March 3, 2000. Please note that, as reported in this table, beneficial ownership includes those shares a director or officer has the power to vote or transfer, as well as shares owned by immediate family members that reside in the same household with the director or officer. Additionally, the shares shown as beneficially owned by directors Ciancia, Cody and Frieling, who are members of the Compensation Committee, do not include 1,194,900 shares held by the Northern Trust Company as Trustee of the CTS Corporation Employee Benefit Plans Master Trust. The Compensation Committee has voting and investment authority over those shares.

-------------------------------------------------------------------------------------------------------------------------
                                                                 SHARES
                                                                HELD IN
                                                 OPTIONS         401(K)       DIRECTORS'
                                  SHARES       EXERCISABLE     PLAN AS OF      DEFERRED                      % OF
                               BENEFICIALLY      WITHIN       DECEMBER 31,      COMMON                      SHARES
           NAME                   OWNED          60 DAYS          1999        STOCK UNITS      TOTAL      OUTSTANDING
-------------------------------------------------------------------------------------------------------------------------
 Walter S. Catlow                  1,000                0             0            800           1,800          *
-------------------------------------------------------------------------------------------------------------------------
 Lawrence J. Ciancia               3,000                0             0         12,631          15,631          *
-------------------------------------------------------------------------------------------------------------------------
 Thomas G. Cody                    1,000                0             0          1,401           2,401          *
-------------------------------------------------------------------------------------------------------------------------
 Jeannine M. Davis               100,443          251,564         2,049              0         354,166        1.3
-------------------------------------------------------------------------------------------------------------------------
 Gerald H. Frieling, Jr.           6,000                0             0         15,178          21,178          *
-------------------------------------------------------------------------------------------------------------------------
 George A. Harding                45,140           18,060             0              0          63,200          *
-------------------------------------------------------------------------------------------------------------------------
 Roger R. Hemminghaus                400                0             0              0             400          *
-------------------------------------------------------------------------------------------------------------------------
 William J. Kaska                116,571            3,128             0              0         119,699          *
-------------------------------------------------------------------------------------------------------------------------
 Robert A. Profusek                3,400                0             0          1,401           4,801          *
-------------------------------------------------------------------------------------------------------------------------
 Philip G. Semprevio              18,200            6,000             0              0          24,200          *
-------------------------------------------------------------------------------------------------------------------------
 Joseph P. Walker                150,518        1,005,883        24,600              0       1,181,001        4.2
-------------------------------------------------------------------------------------------------------------------------
 Randall J. Weisenburger               0                0             0            800             800          *
-------------------------------------------------------------------------------------------------------------------------
 All Directors and Officers
 as a Group                      668,754        1,372,135        67,287         32,211       2,140,387        7.7
-------------------------------------------------------------------------------------------------------------------------

*Less than 1%.

          EXECUTIVE COMPENSATION: REPORT OF THE COMPENSATION COMMITTEE

     THE COMMITTEE'S RESPONSIBILITIES: The Compensation Committee of the Board has responsibility for setting and administering CTS' executive compensation policies. The Committee is composed entirely of non-employee, outside directors. Reports of the Committee's actions and decisions are presented to the full Board. The purpose of this report is to summarize the principles, specific program objectives and other factors considered by the Committee in reaching its determinations regarding executive compensation.

     COMPENSATION PHILOSOPHY: The Committee has implemented executive compensation programs which:

     - Encourage strong financial and operational performance of CTS;

     - Link compensation to the interests of shareholders;

     - Emphasize performance-based compensation;

     - Provide a competitive level of total compensation necessary to attract and retain talented and experienced executives.

     COMPENSATION METHODOLOGY: The Committee believes that CTS' executive compensation programs reflect this philosophy and provide executives strong incentives to maximize CTS' performance and enhance shareholder value. The executive compensation programs consist of both annual and long-term components and include performance-based and equity-based components. Each year the Committee reviews market data and assesses CTS' competitive position in the area of executive compensation. CTS also retains independent compensation and benefits consultants to assist in evaluating executive compensation programs. The use of independent consultants provides additional assurance that CTS' programs are reasonable and appropriate.

     COMPONENTS OF COMPENSATION:

     - Base Salary: Annual base salary is designed to compensate CTS executives for their qualifications, responsibilities and performance. CTS' objective is to compensate executives within the mid-level of the range of base salaries paid for similar positions at similar companies.

     - Annual Incentives: CTS has maintained an annual management incentive bonus plan for a number of years which provides cash compensation incentives based on the financial performance of CTS. Specifically, awards have historically been made based on the achievement of pre-established return on assets (ROA) targets. In 1999, the shareholders approved the CTS Corporation Management Incentive Bonus Plan. For 1999, CTS achieved 238% of the ROA target established by the Compensation Committee under that Plan. As a result, the Named Executive Officers received formula bonuses equal to between 64% and 100% of their base salaries.

     - Long Term Stock-Based Compensation: CTS uses two forms of stock-based long-term incentives, restricted stock grants and stock options, under plans previously approved by the shareholders. The Committee believes that stock ownership and stock-based compensation are valuable tools for motivating employees to improve the long-term performance of CTS. We also believe that they are the best way to tie a significant amount of an executive's potential income to enhanced shareholder value. CTS' stock-compensation plans have change of control provisions under which, upon a change of control of CTS, benefits thereunder accelerate and vest immediately.

       Stock options are generally awarded on an annual basis by the Compensation Committee at fair market value and vest over a four year period. No stock options were granted to any CTS executive officers in 1999. The number of shares previously awarded to the Named Executive Officers, their market value, vesting schedules and related bonuses, are set forth in the Summary Compensation Table on page 13 of this proxy statement. Restricted stock grants are used selectively to provide incentives to key employees who contribute or are expected to contribute materially to the success of CTS. In 1999, in conjunction with the completion of the acquisition of the Motorola Components Product Division, restricted stock grants were made to certain of the Named Executive Officers, as described in the following Summary Compensation Table.

     DEDUCTIBILITY OF CERTAIN EXECUTIVE COMPENSATION: Federal income tax law caps at $1,000,000 the deductible compensation per year for the Named Executive Officers in the proxy statement, subject to certain exceptions. In developing and implementing executive compensation policies and programs, the Compensation Committee considers whether particular payments and awards are deductible for federal income tax purposes, along with other relevant factors. Consistent with this policy, the Committee has taken what it believes to be appropriate steps to maximize the deductibility of executive compensation. While it is the general intention of the Committee to meet the requirements for deductibility, the Committee may approve payment of non-deductible compensation from time to time if circumstances warrant. The Committee will continue to review and monitor its policy with respect to the deductibility of compensation.

                     CTS CORPORATION COMPENSATION COMMITTEE

             Walter S. Catlow, Lawrence J. Ciancia, Thomas G. Cody
                          and Gerald H. Frieling, Jr.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

---------------------------------------------------------------------------------------------------------
                                           ANNUAL                 LONG-TERM
                                        COMPENSATION             COMPENSATION
                                     ----------------------------------------------
                                                           RESTRICTED    SECURITIES
                                                              STOCK      UNDERLYING      ALL OTHER
                                      SALARY     BONUS     AWARD(S)(1)    OPTIONS     COMPENSATION(2)
NAME AND PRINCIPAL POSITION   YEAR     ($)        ($)          ($)          (#)             ($)
---------------------------------------------------------------------------------------------------------
 Joseph P. Walker(3)(6)       1999   $500,000   $500,000    $      0             0        $8,696
 Chairman of the Board,       1998   $519,231   $431,000    $      0             0        $7,228
 President and Chief          1997   $441,977   $386,700    $      0     1,200,000        $7,006
 Executive Officer
---------------------------------------------------------------------------------------------------------
 William J. Kaska(6)          1999   $230,637   $160,900    $371,031             0        $7,623
 Executive Vice President     1998   $202,742   $125,400    $      0        10,000        $8,064
                              1997   $ 63,219   $116,600    $      0             0        $4,689
---------------------------------------------------------------------------------------------------------
 Philip G. Semprevio(4)       1999   $226,346   $152,800    $215,438             0        $7,305
 Executive Vice President     1998   $ 26,923   $ 20,100    $      0        24,000        $  606
---------------------------------------------------------------------------------------------------------
 Jeannine M. Davis(6)         1999   $219,879   $197,900    $323,156             0        $7,849
 Executive Vice President     1998   $157,682   $104,700    $      0        10,000        $6,561
 Administration and           1997   $131,279   $ 91,900    $      0       300,000        $4,707
 Secretary
---------------------------------------------------------------------------------------------------------
 George A. Harding(5)         1999   $196,906   $126,000    $323,156             0        $6,542
 Group Vice President
---------------------------------------------------------------------------------------------------------

(1) At December 31, 1999, the Named Executive Officers held the following restricted shares on which transfer restrictions had not lapsed:

-----------------------------------------------------------------------------------------
                                                       NUMBER OF      NET VALUE AT
                                                        SHARES      DECEMBER 31, 1999
-----------------------------------------------------------------------------------------
 Joseph P. Walker                                            0         $        0
-----------------------------------------------------------------------------------------
 William J. Kaska                                       36,400         $2,356,150
-----------------------------------------------------------------------------------------
 Philip G. Semprevio                                    18,000         $1,131,750
-----------------------------------------------------------------------------------------
 Jeannine M. Davis                                      28,200         $1,788,075
-----------------------------------------------------------------------------------------
 George A. Harding                                      28,200         $1,788,075
-----------------------------------------------------------------------------------------

 The table below reflects cash payments made to the Named Executive Officers in connection with the lapse of transfer restrictions on restricted shares for the years 1997-1999.

---------------------------------------------------------------------------------------------------
                               JOSEPH P.    WILLIAM J.    PHILIP G.    JEANNINE M.    GEORGE A.
                                WALKER        KASKA       SEMPREVIO       DAVIS        HARDING
---------------------------------------------------------------------------------------------------
 1999                           $92,500      $62,375       $     0       $14,950       $14,950
---------------------------------------------------------------------------------------------------
 1998                           $92,500      $70,025       $    --       $14,950       $    --
---------------------------------------------------------------------------------------------------
 1997                           $92,500      $37,375       $    --       $32,150       $    --
---------------------------------------------------------------------------------------------------

(2) The table below shows the components of the All Other Compensation column for 1999:

------------------------------------------------------------------------------------------
                                               CTS MATCH      IMPUTED INCOME
                                              UNDER 401(K)       ON TERM
                                                  PLAN        LIFE INSURANCE    TOTAL
------------------------------------------------------------------------------------------
 Joseph P. Walker                                $4,800           $3,896        $8,696
------------------------------------------------------------------------------------------
 William J. Kaska                                $4,800           $2,823        $7,623
------------------------------------------------------------------------------------------
 Philip G. Semprevio                             $4,800           $2,505        $7,305
------------------------------------------------------------------------------------------
 Jeannine M. Davis                               $4,800           $3,049        $7,849
------------------------------------------------------------------------------------------
 George A. Harding                               $4,740           $1,802        $6,542
------------------------------------------------------------------------------------------

(3) Mr. Walker has an employment agreement with CTS which provides that for five years, beginning on May 9, 1997, Mr. Walker will be employed by CTS as Chairman of the Board, President and Chief Executive Officer, at an initial annual salary of $500,000. During the term of the agreement, if Mr. Walker's employment is terminated as a result of his death or disability, for good reason (as defined) or by CTS without cause (as defined), Mr. Walker will receive severance benefits equal to his then current annual salary for the remainder of the term, plus an annual bonus for each year remaining in the term equal to the largest cash and stock bonus that he received during the five fiscal years preceding the date of termination. In addition, if Mr. Walker's employment is terminated by Mr. Walker for good reason or by the Corporation without cause, Mr. Walker may instead receive a lump sum equal to 3 1/3 times the sum of his then current annual salary and the largest cash and stock bonus that he received during the five fiscal years preceding the date of the employment agreement. Any payments to Mr. Walker upon a change in control are increased to compensate Mr. Walker for any excise tax payable by him pursuant to Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The payments and benefits to Mr. Walker under his employment agreement are reduced automatically by any corresponding payments or benefits under his severance agreement described below.

(4) Mr. Semprevio was elected an officer of CTS on November 16, 1998.

(5) Mr. Harding was elected an officer of CTS on December 18, 1998.

(6) The Named Executive Officers have executed severance agreements with CTS, which have a rolling three-year term which is automatically extended each January 1 thereafter unless notice is given otherwise. The severance agreements become operative only upon a change in control of CTS. Severance benefits are provided if, upon a change in control, CTS terminates a covered executive's employment without cause or the executive terminates his or her employment for good reason (each as defined). Severance compensation under the agreements includes a multiple (two or three, depending upon level of job responsibility) of base salary, a multiple (two or three, depending upon level of job responsibility) of the average annual incentive compensation awarded to the executive during the three fiscal years preceding the fiscal year in which the change in control occurred, the continued participation for a number of months following termination in welfare benefit plans and other similar benefit programs, a lump sum payment equal to the increase in actuarial value of the benefits under CTS' qualified and supplemental retirement plans that the executive would have received had he or she remained employed, outplacement services, and, in lieu of perquisites provided immediately prior to the change in control, the payment of the lesser of $50,000 or 10% of the total base salary and incentive compensation. In addition, if any payments made to the executive are subject to the excise tax under Section 280G of the Code, CTS will make an additional payment in an amount to put the executive in the same after-tax position as if no excise tax had been imposed.

                                 STOCK OPTIONS

                       OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were awarded to the Named Executive Officers in 1999.

                 AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

----------------------------------------------------------------------------------------------------------
                                                                                        VALUE OF
                        NUMBER OF                        NUMBER OF                    UNEXERCISED
                         SHARES                    SECURITIES UNDERLYING              IN-THE-MONEY
                        ACQUIRED      VALUE         UNEXERCISED OPTIONS                OPTIONS AT
                       ON EXERCISE   REALIZED     AT FISCAL YEAR END (#)          FISCAL YEAR END ($)
        NAME               (#)         ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----------------------------------------------------------------------------------------------------------
  Joseph P. Walker            0      $      0    1,215,000            0       $78,987,135     $        0
----------------------------------------------------------------------------------------------------------
  William J. Kaska        7,500      $359,063       50,600        7,400       $ 3,478,535     $  454,175
----------------------------------------------------------------------------------------------------------
  Philip G.
    Semprevio                 0      $      0        6,000       18,000       $   362,250     $1,086,750
----------------------------------------------------------------------------------------------------------
  Jeannine M. Davis       1,300      $ 59,150      309,000        7,400       $20,109,795     $  454,175
----------------------------------------------------------------------------------------------------------
  George A. Harding       5,270      $201,186       18,060        4,400       $ 1,236,327     $  270,050
----------------------------------------------------------------------------------------------------------

                                  PENSION PLAN

     The table below shows the estimated annual retirement benefits payable to a covered participant in the CTS Corporation Salaried Employees' Pension Plan. The benefit formula is calculated as 1.25% of highest average monthly pay during any three calendar years of a participant's last ten calendar years of service, multiplied by a participant's credited service.

                               YEARS OF PARTICIPATION
COMPENSATION       15         20         25         30         35
 $  200,000     $ 37,500   $ 50,000   $ 62,500   $ 75,000   $ 87,500
--------------------------------------------------------------------------
 $  300,000     $ 56,250   $ 75,000   $ 93,750   $112,500   $131,250
--------------------------------------------------------------------------
 $  400,000     $ 75,000   $100,000   $125,000   $150,000   $175,000
--------------------------------------------------------------------------
 $  600,000     $112,500   $150,000   $187,500   $225,000   $262,500
--------------------------------------------------------------------------
 $  800,000     $150,000   $200,000   $250,000   $300,000   $350,000
--------------------------------------------------------------------------
 $1,000,000     $187,500   $250,000   $312,500   $375,000   $437,500
--------------------------------------------------------------------------
 $1,200,000     $225,000   $300,000   $375,000   $450,000   $525,000
--------------------------------------------------------------------------

     The years of service credited to the Named Executive Officers as of December 31, 1999 are: Joseph P. Walker - 11.78 years; William J. Kaska - 7.78 years; Philip G. Semprevio - 5.56 years; Jeannine M. Davis - 19.78 years; and George A. Harding - 6.56 years.

     Section 415 of the Internal Revenue Code generally places a limit of $130,000 on the amount of annual pension benefits that may be paid at age 65 from a plan like CTS'. The Code also places a $10,000 limit, subject to adjustment by the Internal Revenue Service, on annual contributions by an employee to the CTS Corporation Retirement Savings Plan, and in addition, imposes a combined limitation when an employee is covered by both types of plans. Under a supplemental benefit in this plan and an unfunded plan adopted in 1996, however, CTS will make payments as permitted by the Code to certain participants in CTS' pension plan in an amount equal to the difference, if any, between the benefits that would have been payable under this plan without regard to the limitations imposed by the Code and the actual benefits payable under the plan.

                     CORPORATION'S INDEPENDENT ACCOUNTANTS

     The Corporation's independent accountants are PricewaterhouseCoopers. Representatives of the independent accountants will attend the Annual Meeting, to be available to respond to appropriate questions by shareholders and to have the opportunity to make statements, if they desire.

                     1999 ANNUAL REPORT ON S.E.C. FORM 10-K

     Upon the written request of a CTS shareholder owning shares of common stock on the Record Date, to Jeannine M. Davis, Secretary of CTS Corporation, 905 West Boulevard North, Elkhart, Indiana 46514, CTS will provide to such shareholder, without charge, a copy of its 1999 Annual Report on S.E.C. Form 10-K, including the financial statements and financial statement schedules.

                                         By Order of the Board of Directors,

                                         /s/ JEANNINE M. DAVIS
                                         Jeannine M. Davis
                                         Secretary

Elkhart, Indiana
March 20, 2000

                                CTS CORPORATION

               905 WEST BOULEVARD NORTH, ELKHART, INDIANA 46514

                      2000 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned, having received the Notice of Annual Meeting of Shareholders and the Proxy Statement hereby appoints Joseph P. Walker and Jeanine M. Davis as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of CTS Corporation held of record by the undersigned on March 10, 2000, at the Annual Meeting of Shareholders originally convened on April 28, 2000 and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.

--------------------------------------------------------------------------------
PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

------------------------------------      --------------------------------------

------------------------------------      --------------------------------------

------------------------------------      --------------------------------------

--------------------------------------------------------------      1. Election of Directors.
                       CTS CORPORATION                                                                 For All   With-     For All
--------------------------------------------------------------         (01) W.S. CATLOW               Nominees   hold      Except
                                                                       (02) L.J. CLANCIA
                                                                       (03) T.G. CODY                   [ ]       [ ]        [ ]
                                                                       (04) G.H. FRIELING, JR.
                                                                       (05) R.R. HEMMINGHAUS
                                                                       (06) R.A. PROFUSEK
CONTROL NUMBER:                                                        (07) J.P. WALKER
RECORD DATE SHARES:                                                    (08) R.J. WEISENBURGER

                                                                       NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line
                                                                       through the name(s) of the nominee(s).  Your shares will be voted for the remaining nominee(s).


                                                                    2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment thereof.


                                                |-----------------
    Please be sure to sign and date this Proxy  | Date                 Mark Box at right if an address change or comment has
------------------------------------------------|-----------------     been noted on the reverse side of this card.              [ ]


-----Shareholder sign here-----------------Co-owner sign here-----

DETACH CARD                                                                                                              DETACH CARD



     Dear CTS Shareholder:

     Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on this proxy card to indicate how your shares will be voted, then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Annual Meeting of Shareholders to be held on April 28, 2000 at the CTS Corporate Offices, 905 West Boulevard North, Elkhart, Indiana 46514. Thank you in advance for your prompt consideration.

     Sincerely,

     CTS Corporation